UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2026

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware State or other Jurisdiction of incorporation )	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market
Preferred Share Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As previously disclosed, on August 31, 2026 (the “Closing Date”), HF Foods Group Inc. (the “Company”) completed the previously announced acquisition of Searay Foods Inc., a corporation formed under the laws of British Columbia (“Searay Canada”), and Morgan Foods Inc., a corporation formed under the laws of British Columbia (“Morgan Foods” and, together with Searay Canada, the “Company Group”), pursuant to the Securities Purchase Agreement, dated as of July 17, 2026 (the “Agreement”), as amended by the Amendment to Securities Purchase Agreement, dated as of August 27, 2026 (the “Amendment”), by and among the Company, HF Acquisition Newco Inc., a Delaware corporation and wholly-owned subsidiary of the Company, HF Toro Canada Holdings Inc., a British Columbia limited company, the Company Group, the sellers named therein (the “Sellers”), and Jackie Chi Fai Chan, solely in his capacity as the Sellers Representative (as defined in the Agreement). In accordance with the terms of the Agreement, the Company acquired 100% of the issued and outstanding securities of the Company Group, for an aggregate base purchase price of CAD$47,921,740, including CAD$38,365,392 in cash and 1,701,871 shares of the Company’s common stock, priced at USD$4.00 per share, par value $0.0001 per share, which were issued into escrow at closing subject to certain earn-out conditions. In addition to the base purchase price, the Company also acquired the net working capital of the Company Group as of August 31, 2026.

The Company is filing this amendment to the Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 3, 2026 (the “Original Closing 8-K”) and the Company's Current Report on Form 8-K filed with the SEC on July 23, 2026 (the "Original Signing 8-K," together with the Original Closing 8-K, the "Original 8-Ks"), to amend and supplement the Original 8-Ks (“Amendment No. 1”) (a) to include (i) the audited combined financial statements of the Company Group and Searay Foods USA Inc. (together, "Searay Foods and Affiliates") as of and for the years ended December 31, 2025 and December 31, 2024, (ii) the unaudited condensed combined financial statements of Searay Foods and Affiliates as of June 30, 2026 and December 31, 2025 and for the six months ended June 30, 2026 and June 30, 2025, and (iii) the unaudited pro forma financial information of the Company as of June 30, 2026 and for the year ended December 31, 2025 and the six months ended June 30, 2026, as required by Items 9.01(a) and 9.01(b) of Form 8-K, and (b) to amend certain previously reported information in the Original Signing 8-K, as described in Item 8.01 below. This Amendment No. 1 should be read together with the Original 8-Ks. Except as set forth herein, no other changes have been made to information contained in the Original 8-Ks.

Item 8.01 Other Events.

The press release filed as Exhibit 99.1 to the Original Signing 8-K stated that the Company Group "has demonstrated a revenue compound annual growth rate of approximately 15% from FY2019 to FY2024." The Company Group's revenue compound annual growth rate for fiscal years 2019 through 2024 was actually approximately 6.6%. The approximately 15% figure corresponds to the Company Group's EBITDA compound annual growth rate for that period.

Item 9.01. Financial Statements and Exhibits

(a)    Financial statements of businesses acquired

The financial statements of the businesses acquired required by Item 9.01(a) of Form 8-K are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

(b)    Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

(d)    Exhibits

Exhibit No.	Description
23.1	Consent of BDO USA, P.C.
99.1	Audited Combined Financial Statements of Searay Foods Inc., Searay Foods USA Inc. and Morgan Foods Inc. as of and for the years ended December 31, 2025 and December 31, 2024.
99.2
Unaudited Condensed Combined Financial Statements of Searay Foods Inc., Searay Foods USA Inc. and Morgan Foods Inc. as of June 30, 2026 and December 31, 2025 and for the six months ended June 30, 2026 and June 30, 2025.

99.3
Unaudited Pro Forma Condensed Combined Balance Sheet of HF Foods Group Inc. as of June 30, 2026 and the Unaudited Pro Forma Condensed Combined Statements of Operations of HF Foods Group Inc. for the six months ended June 30, 2026 and the year ended December 31, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: November 6, 2026	/s/ Paul McGarry
Paul McGarry
Chief Financial Officer